                                                                     EXHIBIT 2.1

                      SERIES B PERPETUAL WARRANT AGREEMENT
                      ------------------------------------

     This Series B Perpetual Warrant Agreement (as amended, restated or otherwise modified from time to time, this "AGREEMENT") is made as of September 29, 2000, between Southern Mineral Corporation, a Nevada corporation (including its successors and permitted assigns, the "COMPANY"), and American Stock Transfer & Trust Company, a New York corporation (including its successors and permitted assigns, the "WARRANT AGENT").

     WHEREAS, the Company has determined to issue and deliver Series B Perpetual Warrant Certificates ("WARRANT CERTIFICATES") initially in the form of Exhibit A, representing Series B Perpetual Warrants ("WARRANTS"), to the persons and in the amounts listed on Exhibit B;

     WHEREAS, each Warrant represented on a Warrant Certificate entitles the holder thereof to purchase one share (as adjusted) of common stock, par value $0.01 per share ("COMMON STOCK"), of the Company for each such Warrant exercised;

     WHEREAS, the Company desires to provide for the form and provisions of the Warrant Certificates, the terms upon which they shall be issued and exercised, and the respective rights, limitation of rights, and immunities of the Company, the Warrant Agent, and the bearers of the Warrants Certificates; and

     WHEREAS, all acts and things necessary to make the Warrant Certificates when executed on behalf of the Company and countersigned by or on behalf of the Warrant Agent, as provided in this agreement, the valid, binding, and legal obligations of the Company, and to authorize the execution and delivery of this Agreement, have been done and performed.

     NOW, THEREFORE, in consideration of the mutual agreements herein contained, the parties hereto agree as follows:

                                   ARTICLE I

             EXECUTION AND COUNTERSIGNATURE OF WARRANT CERTIFICATES

     Section 1.1.  Execution and countersignature of Warrant Certificates.

     (a) Each Warrant Certificate, whenever issued, shall be dated August 1, 2000, shall be substantially in the form of Exhibit A and may have such legends and endorsements typed, stamped, printed, lithographed or engraved thereon as the Company may deem appropriate and as are not inconsistent with the provisions of this Agreement, or as may be required to comply with any law or with any rule or regulation pursuant thereto or with any rule or regulation of any securities exchange on which the Warrant Certificates may be listed, or to conform to customary usage. Each Warrant Certificate shall be signed by, or bear the facsimile signature of, the President or a Vice President of the Company and shall bear a facsimile of the Company's seal. In case any officer whose facsimile signature has been placed upon any Warrant Certificate shall have ceased to hold such office before such Warrant Certificate is issued, such Warrant Certificate may be issued with the same effect as if such officer had held such office at the date of issuance. No Warrant Certificate may be exercised until it has been countersigned by the Warrant Agent as provided in
Section 1.1(b).

     (b) The Warrant Agent shall countersign a Warrant Certificate only:

          (i) if the Warrant Certificate is to be issued in exchange or substitution for one or more previously countersigned Warrant Certificates, as hereinafter provided, or

          (ii) if the Company instructs the Warrant Agent to do so.

     (c) Unless and until countersigned by the Warrant Agent pursuant to this Agreement, a Warrant Certificate shall be invalid and of no effect.

                                   ARTICLE II

          WARRANT PRICE, DURATION AND EXERCISE OF WARRANT CERTIFICATES

     Section 2.1. Warrant Price. Each Warrant shall, when the Warrant Certificate by which such Warrant is represented is countersigned by the Warrant Agent, entitle the holder thereof, subject to the provisions thereof and of this Agreement, to purchase from the Company one share of Common Stock at the price of $4.21 per share, subject to adjustment as provided in Article III. The term "WARRANT PRICE" as used in this Agreement refers to the price per share at which Common Stock may be purchased at the time a Warrant is exercised.

     Section 2.2. Perpetual Duration of Warrants. The Warrants are perpetual; that is, the Warrants will not expire.

     Section 2.3.  Exercise of Warrants.

     (a) A Warrant, when the Warrant Certificate by which such Warrant is represented is countersigned by the Warrant Agent, may be exercised in whole or part, at any time of from time to time, by surrendering such Warrant Certificate at the corporate trust office of the Warrant Agent in New York, with the subscription form set forth in the Warrant Certificate duly executed, and by paying in full, in lawful money of the United States, the Warrant Price for each full share of Common Stock as to which such Warrant is exercised and any applicable taxes.

     (b) As soon as practicable after the exercise of any Warrant, the Company shall issue to or to the order of the holder of such Warrant a certificate or certificates for the number of whole shares of Common Stock to which such holder is entitled, registered in such name or names as may be directed by such holder, and, if such Warrant shall not have been exercised in full (except with respect to a remaining fraction of a share), a new countersigned Warrant Certificate for the number of Warrants represented by such holder's previous Warrant Certificate which shall not have been exercised. In the event that the holder of one or more Warrants exercising his purchase rights thereunder has pursuant to such exercise the right to purchase a fraction of a share of Common Stock, the Company shall, in lieu of issuing to such holder a fractional share, pay such holder cash in an amount equal to: (i)
(x) the fraction to which such holder is entitled multiplied by (y) the closing market price of a share of Common Stock on the business day immediately following the day of exercise minus (ii) (x) the same fraction multiplied by (y) the Warrant Price on such day. If no sale takes place on such day, the closing market price for such day shall be deemed to be (i) the average of the closing bid and asked prices on such day, as officially quoted, as reported in the principal reporting system with respect to securities listed on the principal national securities exchange or market on which the Common Stock is listed or admitted to trading or, if the Common Stock is not listed or admitted to trading on any national securities exchange or market, the last quoted price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by NASDAQ or such other system then in use or, if on any such date the Common Stock is not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Common Stock selected by the Board of Directors of the Company or, if on such day no such market maker is making a market in the Common Stock, the fair value of the Common Stock on such date as determined in good faith by the Board of Directors of the Company.

     (c) All shares of Common Stock issued upon the exercise of a Warrant shall be validly issued, and the Company shall pay all taxes in respect of the issue thereof. The Company shall not be required, however, to pay any tax imposed in connection with any transfer involved in the issue of a certificate for shares of Common Stock in any name other than that of the holder of the Warrant Certificate surrendered in connection with the purchase thereof; and in such case the Company shall not be required to issue or deliver any stock certificate until such tax shall have been paid.

     (d) Each person (or entity) in whose name any such certificate for shares of Common Stock is issued shall for all purposes be deemed to have become the holder of record of such shares on the date on which the Warrant Certificate was surrendered and payment of the Warrant Price and any applicable taxes was made, irrespective of the date of delivery of such certificate, except that, if the date of such surrender and payment is a date when the stock transfer books of the Company are closed, such person shall be deemed to have become the holder of such shares at the close of business on the next succeeding date on which the Company's stock transfer books are open.

     (e) The Warrant Agent shall cancel any Warrant Certificate surrendered for exchange, substitution, transfer or exercise in whole or in part.

                                  ARTICLE III

                                  ADJUSTMENTS

     Section 3.1. Stock Dividends and Splits. If after the date hereof, and subject to the provisions of Section 3.6, the number of outstanding shares of Common Stock is increased by a stock dividend payable in shares of Common Stock or by a split of shares of Common Stock, then, on the date fixed for the determination of holders of Common Stock entitled to receive such stock dividend or for the effectiveness of such split, the number of shares of Common Stock issuable on exercise of each Warrant shall be adjusted in proportion to such adjustment in outstanding shares and the then applicable Warrant Price shall be correspondingly adjusted.

     Section 3.2. Aggregation of Shares. If after the date hereof, and subject to the provisions of Section 3.6, the number of outstanding shares of Common Stock is adjusted by a combination or reclassification (excluding any such reclassification in connection with a merger, consolidation, share exchange or similar transaction in which the Company is the continuing entity) of shares of Common Stock, then, upon the effective date of such combination or reclassification, the number of shares of Common Stock issuable on exercise of each Warrant shall be adjusted in proportion to such adjustment in outstanding shares and the then applicable Warrant Price shall be correspondingly adjusted.

     Section 3.3. Reorganization, Merger and Asset Sales. If after the date hereof any capital reorganization or reclassification of the Common Stock of the Company, or any consolidation, merger, share exchange or similar transaction involving the Company, or the sale of all or substantially all of the Company's assets shall be effected, then, as a condition of such reorganization, reclassification, consolidation, merger, share exchange, similar transaction or asset sale, lawful and fair provision shall be made whereby the Warrant Certificate holders shall thereafter have the right to purchase and receive upon the basis and upon the terms and conditions specified in the Warrant Certificates and in lieu of the shares of Common Stock of the Company immediately theretofore purchasable and receivable upon the exercise of the Warrants represented thereby, such shares of stock, securities, or assets as may be issued or payable with respect to or in exchange for a number of outstanding shares of such Common Stock equal to the number of shares of such stock immediately theretofore purchasable and receivable upon the exercise of the Warrants had such reorganization, reclassification, consolidation, merger, share exchange, similar transaction or asset sale not taken place, and in any such case appropriate provision shall be made with respect to the rights and interests of the Warrant Certificate holders to the end that the provisions hereof (including, without limitation, provisions for adjustments of the Warrant Price and of the number of shares purchasable upon the exercise of the Warrants) shall thereafter be applicable, as nearly as may be in relation to any share of stock, securities, or assets thereafter deliverable upon the exercise hereof. The Company shall not effect any such consolidation, merger, share exchange, similar transaction or sale unless prior to the consummation thereof the successor entity (if other than the Company) resulting from such transaction, or the entity purchasing such assets, shall assume by written instrument executed and delivered to the Warrant Agent the obligation to deliver to the Warrant Certificate holders such shares of stock, securities, or assets as, in accordance with the foregoing provisions, such holders may be entitled to purchase.

     Section 3.4. Notice of Changes in Warrants. Upon any adjustment of the Warrant Price or the number of shares issuable on exercise of a Warrant, then and in each such case the Company shall promptly give written notice thereof to the Warrant Agent, which notice shall state the Warrant Price resulting from any such adjustment and the increase or decrease, if any, in the number of shares purchasable at such price upon the exercise of a Warrant, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based.

     The Company shall also mail such notice to the addresses of the Warrant Certificate holders reflected in the records of the Warrant Agent. Failure to give or publish such notice, or any defect therein, shall not affect the legality or validity of the subject adjustments.

     Section 3.5.  Other Notices.  If at any time:

     (a) the Company shall pay any dividends payable in stock upon its Common Stock or make any distribution (other than regular cash dividends) to the holders of its Common Stock;

     (b) the Company shall offer for subscription pro rata to the holders of its Common Stock any additional shares of stock of any class or other rights;

     (c) there shall be any capital reorganization, or reclassification of the capital stock of the Company, or consolidation, merger, share exchange or similar transaction of the Company with, or sale of all or substantially all of the Company's assets to, another entity; and

     (d) there shall be a voluntary or involuntary dissolution, liquidation, or winding up of the Company;

then, in any one or more of such cases, the Company shall give written notice and publish the same in the manner set forth in Section 3.4, of the date on which (i) the books of the Company shall close or a record shall be taken for such dividend, distribution, or subscription rights, or (ii) such transaction shall take place, as the case may be. Such notice shall also specify the date as of which the holders of record of Common Stock shall participate in such dividend, distribution, or subscription rights, or shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation, or winding up, as the case may be. Such notice shall be given and published at least 20 days prior to the action in question and not less than 20 days prior to the record date or the date on which the Company's transfer books are closed in respect thereto. Failure to give or publish such notice, or any defect therein, shall not affect the legality or validity of any of the matters set forth in the foregoing clauses (a) to (d), both inclusive.

     Section 3.6. Limitation on Fractions. Notwithstanding anything to the contrary in Section 3.1 or 3.2, upon exercise of any Warrant, cumulative adjustments in the number of shares issuable upon exercise of Warrants shall be made only to the nearest multiple of one-tenth of a share, i.e., fractions of less than five-hundredths of a share shall be disregarded and fractions of five-hundredths of a share or more shall be treated as being one-tenth of a share.

     Section 3.7. Form of Warrant Certificate. The form of Warrant Certificate need not be changed because of any change pursuant to this Article III, and Warrant Certificates issued after such change may state the same Warrant Price and the same number of shares as is stated in the Warrant Certificates initially issued pursuant to this Agreement. The Company may at any time in its sole discretion (which shall be conclusive) make any change in the form of Warrant Certificate that the Company may deem appropriate and that does not affect the substance thereof; and any Warrant Certificate thereafter issued or countersigned, whether in exchange or substitution for an outstanding Warrant Certificate or otherwise, may be in the form as so changed.

                                   ARTICLE IV

     OTHER PROVISIONS RELATING TO RIGHTS OF HOLDERS OF WARRANT CERTIFICATES

     Section 4.1. No Rights as Shareholder Conferred by Warrant Certificates. No Warrant Certificate holder, as such, shall be entitled to vote or to receive dividends or shall otherwise be deemed to be the holder of shares of Common Stock for any purpose, nor shall anything contained herein or in any Warrant Certificate be construed to confer upon any Warrant Certificate holder, as such, any of the rights of a stockholder of the Company or any right to vote upon or withhold consent to any action of the Company (whether upon any reorganization, issuance of securities, reclassification or conversion of Common Stock, consolidation, merger, share exchange or similar transaction, sale, lease, conveyance or otherwise), receive notice of meetings or other action affecting stockholders (except for notices expressly provided for in this Agreement) or receive dividends or subscription rights.

     Section 4.2. Lost, Stolen, Mutilated, or Destroyed Warrant Certificates. If any Warrant Certificate is lost, stolen, mutilated, or destroyed, the Company and the Warrant Agent may, on such terms as to indemnity or otherwise as they may in their discretion impose (which shall, in the case of a mutilated Warrant Certificate, include the surrender thereof), issue a new Warrant Certificate of like denomination, tenor, and date as the Warrant Certificate so lost, stolen, mutilated, or destroyed. Any such new Warrant Certificate shall constitute an original contractual obligation of the Company, whether or not the allegedly lost, stolen, mutilated, or destroyed Warrant Certificate shall be at any time enforceable by anyone.

     Section 4.3. Reservation of Common Stock. The Company shall at all times reserve and keep available a number of its authorized but unissued shares of Common Stock that will be sufficient to permit the exercise in full of all outstanding Warrants.

                                   ARTICLE V

                 TRANSFER AND EXCHANGE OF WARRANT CERTIFICATES

     Section 5.1. Negotiability and ownership of Warrant Certificates. Warrant Certificates issued hereunder shall be transferable of record only by the Warrant Agent.

     Section 5.2. Exchange of Warrant Certificates. After countersignature by the Warrant Agent in accordance without the provisions of this Agreement, one or more Warrant Certificates may be surrendered to the Warrant Agent for exchange and, upon cancellation thereof, the Warrant Agent shall countersign and deliver in exchange therefor one or more new Warrant Certificates, as requested by the bearer of the canceled Warrant Certificate or Warrant Certificates, for the same aggregate number of Warrants as were evidenced by the Warrant Certificate or Warrant Certificates so canceled.

                                   ARTICLE VI

                 CONCERNING THE WARRANT AGENT AND OTHER MATTERS

     Section 6.1. Payment of Taxes. The Company will from time to time promptly pay all taxes and charges that may be imposed upon the Company or the Warrant Agent in respect of the issuance or delivery of shares of Common Stock upon the exercise of Warrants, but the Company shall not be obligated to pay any transfer taxes in respect of the Warrants or such shares.

     Section 6.2. Resignation, Consolidation, Merger, Share Exchange or Similar Transaction of Warrant Agent.

     (a) The Warrant Agent, or any successor to it hereafter appointed, may resign its duties and be discharged from all further duties and liabilities hereunder after giving one month's notice in writing to the Company, except that shorter notice may be given if the Company, in writing, accepts such (in its sole discretion) as sufficient. If the office of the Warrant Agent becomes vacant by resignation or incapacity to act or otherwise, the Company shall appoint in writing a successor Warrant Agent in place of the Warrant Agent. If the Company shall fail to make such appointment within a period of 30 days after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Warrant Agent or by the holder of a Warrant (who shall, with such notice, submit his Warrant for inspection by the Company), then the holder of any Warrant Certificate may apply to any court of competent jurisdiction for the appointment of a successor Warrant Agent. After appointment, any successor Warrant Agent shall be vested with all the authority, powers, rights, immunities, duties, and obligations of its predecessor Warrant Agent with like effect as if originally named as Warrant Agent hereunder, without any further act or deed; but if for any reason it becomes necessary or appropriate, the predecessor Warrant Agent shall execute and deliver, at the expense of the Company, an instrument transferring to such successor Warrant Agent all the authority, powers, and rights of such predecessor Warrant Agent hereunder; and upon request of any successor Warrant Agent the Company shall make, execute, acknowledge, and deliver any and all instruments in writing for more fully and effectual vesting in and confirming to such successor Warrant Agent all such authority. powers, rights, immunities, duties, and obligations. Not later than the effective date of any such appointment the Company shall give notice thereof to the predecessor Warrant Agent and each transfer agent for the Common Stock. Failure to give such notice, or any defect therein, shall not affect the validity of the appointment of the successor Warrant Agent.

     (b) Any entity into which the Warrant Agent may be merged or with which it may be consolidated or any entity resulting from any merger, consolidation share exchange or similar transaction to which the Warrant Agent shall be a party shall be the successor Warrant Agent under this Agreement without any further act.

     Section 6.3.  Fees and Expenses of Warrant Agent.  The Company shall:

     (a) pay the Warrant Agent reasonable remuneration for its services as Warrant Agent hereunder and reimburse the Warrant Agent upon demand for all out of pocket expenditures that the Warrant Agent may reasonably incur in the execution of its duties hereunder;

     (b) perform, execute, acknowledge, and deliver or cause to be performed, executed, acknowledged, and delivered all such further and other acts, instruments, and assurances as may reasonably be required by the Warrant Agent for the carrying out or performing of the provisions of this Agreement; and

     (c) indemnify and hold harmless the Warrant Agent against any loss, liability or expense (including reasonable attorney's fees) incurred without negligence, willful misconduct or bad faith on the part of the Warrant Agent arising out of or in connection with the acceptance or administration of its duties under the Warrant Agreement, including the costs and expenses of defending against any such claim.

     Section 6.4.  Additional Provisions.

     (a) The Warrant Agent may consult with legal counsel (who may be legal counsel for the Company), and the opinion of such counsel shall be full and complete authorization and protection to the Warrant Agent as to any action taken or omitted by it in good faith and in accordance with such opinion. The Warrant Agent may execute any of the powers hereof and perform the duties required of it hereunder by or through attorneys, agents, receivers or employees and shall be entitled to advice of counsel concerning all matters of agency and its duty hereunder.

     (b) Whenever in the performance of its duties under this Agreement the Warrant Agent shall deem it necessary or desirable that any fact or matter be proved or established by the Company prior to taking or suffering any action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a statement signed by the President or a Vice President or the Treasurer or the Controller or the Secretary of the Company and delivered to the Warrant Agent; and such statement shall be full warrant to the Warrant Agent for any action taken or suffered in good faith by it under the provisions of this agreement in reliance upon such statement; but in its discretion the Warrant Agent may in lieu thereof accept other evidence of such fact or matter or may require such further or additional evidence as to it may seem reasonable.

     (c) The Warrant Agent shall be liable hereunder only for its own negligence or willful misconduct.

     (d) The Warrant Agent shall not be liable for or by reason of any of the statements of fact or recitals contained in this Agreement or in the Warrant Certificates (except its countersignature thereof) or be required to verify the same, but all such statements and recitals are and shall be deemed to have been made by the Company only.

     (e) The Warrant Agent shall not be under any responsibility in respect of the validity of this Agreement or the execution and delivery hereof (except by it) or in respect of the validity or execution of any Warrant Certificate (except its countersignature thereof); nor shall it be responsible for any breach by the Company of any covenant or condition contained in this Agreement or in any Warrant Certificate; nor shall it be responsible for the making of any adjustments required under the provisions of Article III or responsible for the manner, method, or amount of any such adjustment or the ascertaining of the existence of facts that would require any such adjustment; nor shall it by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any shares of Common Stock to be issued pursuant to this agreement or any Warrant Certificate or as to whether any shares of Common Stock will when issued be validly issued and fully paid and nonassessable.

     Section 6.5.  Acceptance of Agency.

     (a) The Warrant Agent hereby accepts the agency established by this Agreement and agrees to perform the same upon the terms and conditions herein set forth and, among other things, shall account promptly to the Company with respect to Warrants exercised and concurrently pay to the Company all moneys received by the Warrant Agent through the exercise of any Warrant.

     (b) The Warrant Agent shall not be required to give any bond or surety in respect of the execution of such agency, powers, duties or otherwise.

     Section 6.6. Modification of Agreement. The Warrant Agent may, without the consent or concurrence of the holders of the Warrant Certificates, by supplemental agreement or otherwise concur with the Company in making any changes or corrections in this Agreement that it shall have been advised by counsel (who may be counsel for the Company) are required to cure any ambiguity or to correct any defective or inconsistent provision or clerical omission or mistake or manifest error herein contained.

     Section 6.7. Right to Inspect. At any reasonable time, the Warrant Agent, the Company and each of their respective duly authorized representatives shall have the right to fully inspect any and all books, papers and records of the Company pertaining to the Warrants and Warrant Certificates and to make memoranda therefrom.

     Section 6.8. Obligation to Take Action. The permissive authority of the Warrant Agent to act pursuant to this Agreement shall not be construed as a duty to exercise such authority.

     Section 6.9.  Reliance on Documents.

     (a) The Warrant Agent shall incur no liability in acting or proceeding in good faith upon any resolution, telegram, request, consent, waiver, certificate, statement, affidavit, voucher, bond, requisition or other paper or document prepared and furnished pursuant to this Agreement or any of the Warrant Certificates that it in good faith believes to be genuine.

     (b) The Warrant Agent may accept and rely upon such materials as conclusive evidence of the truth and accuracy of such statements and shall not be required to investigate any matters contained in any such documents.

     (c) The Warrant Agent is not bound to recognize any person or entity as the holder of any Warrant Certificate or to take any action at the request of any such person or entity unless such Warrant Certificate is deposited with the Warrant Agent or evidence satisfactory to the Warrant Agent of the ownership of such Warrant Certificate is furnished to the Warrant Agent.

     (d) No provision of this Agreement shall require the Warrant Agent to expend or risk its own funds or otherwise incur financial liability in the performance of its duties hereunder or in the exercise of any of its rights or powers if it has reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

     Section 6.10. Successors. All the covenants and provisions of this Agreement by or for the benefit of the Company or the Warrant Agent or the holders of the Warrant Certificates shall bind and inure to the benefit of their respective successors and assigns hereunder.

     Section 6.11. Notices and Demands to Company and Warrant Agent. Any notice or demand authorized by this Agreement to be given or made by the Warrant Agent or by the holder of any Warrant Certificate to or on the Company shall be sufficiently given or made if sent by mail first-class or registered, postage prepaid, addressed (until another address is filed in writing by the Company with the Warrant Agent), as follows:

               Southern Mineral Corporation
               1201 Louisiana Street, Suite 3350
               Houston, Texas 77002

Any notice or demand authorized by this Agreement to be given or made by the holder of any Warrant or by the Company to the Warrant Agent shall be sufficiently given or made if sent by mail first-class or registered, postage prepaid, addressed (until another address is filed in writing by the Warrant Agent with the Company), as follows:

               America Stock Transfer & Trust Company
               6201 Fifteenth Avenue
               New York, New York, 11219

     Section 6.12. Applicable Law. EXCEPT TO THE EXTENT THAT CHAPTER 78 OF THE REVISED NEVADA STATUTES IS REQUIRED TO BE APPLIED WITH RESPECT TO THE RIGHTS, PRIVILEGES AND OBLIGATIONS OF AND TO HOLDERS OF WARRANTS ISSUED BY A NEVADA CORPORATION, THE VALIDITY, INTERPRETATION, AND PERFORMANCE OF THIS AGREEMENT AND OF THE WARRANTS SHALL BE GOVERNED BY THE LAW OF THE STATE OF TEXAS.

     Section 6.13. Persons Having Rights Under this Agreement. Nothing in this Agreement expressed and nothing that may be implied from any of the provisions hereof is intended, or shall be construed, to confer upon, or give to, any person or corporation other than the parties hereto and the holders of the Warrant Certificates any right, remedy, or claim under or by reason of this Agreement or of any covenant, condition, stipulation, promise, or agreement hereof, and all covenants, conditions, stipulations, promises, and agreements in this Agreement contained shall be for the sole and exclusive benefit of the parties hereto and their successors and the holders of the Warrant Certificates.

     Section 6.14. Effect of Headings. The Article and Section headings herein are for convenience only and are not part of this agreement and shall not affect the interpretation thereof.


           [The remainder of this page is intentionally left blank.]

SMC WARRANT AGREEMENT SIGNATURE PAGE

     In witness whereof, this Agreement has been duly executed by the parties hereto under their respective corporate seals as of the day and year first above written.

                         SOUTHERN MINERAL CORPORATION


                         By:
                                ------------------------------
                         Name:
                                ------------------------------
                         Title:
                                ------------------------------




                         AMERICAN STOCK TRANSFER & TRUST COMPANY


                         By:
                                ------------------------------
                         Name:
                                ------------------------------
                         Title:
                                ------------------------------


Exhibit A: Form of Warrant Certificate
Exhibit B: List of Holders of Warrant Certificates

                                   EXHIBIT A

                          FORM OF WARRANT CERTIFICATE

                                  (Attached.)

                                   EXHIBIT B

                          WARRANT CERTIFICATE HOLDERS



                                       14